99.1

D. Brooks and Associates CPA’s, P.A. Certified Public Accountants ● Valuation Analyst ● Advisors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Plaza Ballroom & Event Centre, LLC

We have audited the accompanying balance sheet of Plaza Ballroom & Event Centre, LLC as of December 31, 2012, and the related statements of operations, members’ deficit, and cash flows for the period from October 24, 2012 (inception) through December 31, 2012. Plaza Ballroom & Event Centre, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plaza Ballroom & Event Centre, LLC as of December 31, 2012, and the results of its operations and its cash flows for the period from October 24, 2012 (inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has a working capital deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA’s, P.A.
West Palm Beach, Florida
December 31, 2013

D. Brooks and Associates CPA’s, P.A. 8918 Marlamoor Lane, West Palm Beach, FL 33412 – (954) 592-2507

PLAZA BALLROOM & EVENT CENTRE, LLC
BALANCE SHEET
December 31, 2012

ASSETS:
CASH	$ 4,094
TOTAL CURRENT ASSETS:	4,094
OTHER ASSETS:
DEFERRED RENT COSTS AND DEPOSITS	20,292
TOTAL ASSETS	$ 24,386

LIABILITIES AND MEMBER'S DEFICIT
LIABILITIES:
ACCOUNTS PAYABLE	$ 1,043
DUE TO MEMBER	31,231
TOTAL CURRENT LIABILITIES:	32,274

COMMITMENTS AND CONTINGENCIES
MEMBER'S DEFICIT	(7,888)
TOTAL LIABILITIES AND MEMBER'S DEFICIT	$ 24,386

See accompanying notes to financial statements

PLAZA BALLROOM & EVENT CENTRE, LLC
STATEMENT OF OPERATIONS AND MEMBER'S DEFICIT
FOR THE PERIOD FROM OCTOBER 24, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012

Revenue	$ 23,200

Total Revenue	23,200

Expenses:

Occupancy	13,358
Event costs	5,430
General and administrative	12,300

Total Expenses	31,088

Net Loss	(7,888)

Member's deficit, beginning of the period	-

Member's deficit, end of the period	$ (7,888)

See accompanying notes to financial statements

PLAZA BALLROOM & EVENT CENTRE, LLC
STATEMENT OF CASH FLOWS
FROM OCTOBER 24, 2012 (INCEPTION) THROUGH DECEMBER 31, 2012

Cash flows from operating activities:
Net Loss	$ (7,888)
Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in assets and liabilities:
Increase in other assets	(1,500)
Increase in accounts payable	1,043

Net cash used in operating activities	(8,345)

Cash flows from financing activities:
Advances from member	12,439
Net provided by financing activities	12,439
Net change in cash and cash equivalents	4,094

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$ 4,094

Supplemental Disclosure of Cash Flow Information:

Interest paid	$ -
Taxes paid	$ -

See accompanying notes to financial statements

PLAZA BALLROOM & EVENT CENTRE, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

The Company is engaged in the business of providing ballroom dance lessons and hosting events in its leased facility, located in North Palm Beach, Florida. The Company was organized under the statutes of the State of Florida as a limited liability company.

Basis of Presentation

The accompanying financial statements are prepared in conformity with US generally accepted accounting standards.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions.  These assumptions, if not realized, could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company earns revenue from the provision of dance lessons and the rental of its dance hall.  Revenue is recognized during the period in which dance lessons are provided and in which the Company’s facilities are utilized pursuant to rental arrangements.  The Company receives payments for services and rentals at the time of service or rental.

Deferred Rent Costs

In October 2012, a member of the Company paid $20,490 in settlement of past due rent owed by the prior lessor of the Company’s facilities.  In exchange for the payment, the Company agreed to repay the amount without interest upon demand.  The amount paid was recorded as deferred rent costs to be expense over the three-year term of the lease.

Advertising Costs

Advertising costs are expensed as incurred and totaled $1,005 for the period from October 24, 2012 (inception) through December 31, 2012.

Income Taxes

The Company is a single member limited liability company, which is not subject to income taxes. Instead, the Company’s member is taxed individually on the Company’s corporate income or loss.  Accordingly, no provision or liability for income taxes is reflected in the accompanying financial statements.  Management has concluded the the Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements.  If the Company were to incur an

PLAZA BALLROOM & EVENT CENTRE, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

income tax liability in the future, interest on any income tax liability would be reported as in interest expense and penalties and any income tax liability would be reported as income taxes.  The Company’s conclusion regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analysis of tax laws, regulations and interpretations thereof as well as other factors.  Generally, federal state and local authorities may examine the Company’s tax returns for three years from the date of filing.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term highly liquid notes and certificates of deposits with original maturities of three months or less to be cash equivalents.

Recent Pronouncements

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting.  We have reviewed the recently issued pronouncements and concluded that there are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on the Company's financial position, results of operations or cash flows.

Going Concern

The Company has a working capital deficit of approximately $28,000 as of December 31, 2012.  Further the Company sold substantially of its assets in October 2013.  See note 4.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2: DUE TO MEMBERS

During the period from October 24, 2012 (inception) through December 31, 2012, members of the Company paid $20,490 in settlement of past due rent owed by the prior lessor of the Company’s facilities and advanced $12,450 for working capital purposes. These amounts are non-interest bearing, due on demand and totaled $32,231 as of December 31, 2012.

NOTE 3: COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

The Company entered into a three-year lease for its dance facility.  The lease requires monthly payments of $5,500 commencing on November 1, 2012 increasing by 5% on each anniversary date. The aggregate rental payments required throughout the term of the lease are expensed on a straight line basis over the term of the lease.  A member of the Company paid $20,490 directly to the landlord in settlement of amounts owed by a prior lessor.  Such amounts have been recorded as deferred rent costs and are being expensed over the term of the lease.  Future minimum rental payments under the lease are as follows:

Year Ending December 31,
2013	$66,550
2014 2015	69,878 60,640 $197,068

PLAZA BALLROOM & EVENT CENTRE, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

Rent expense totaled $13,358 for the period from October 24, 2012 (inception) through December 31, 2012.

NOTE 4: SUBSEQUENT EVENTS

Management has reviewed subsequent events through December 31, 2013, which is the date these financial statements were available for issuance.

The Company on October 18, 2013 sold substantially all of its assets to Ballroom Dance Fitness, Inc. (BDF), a Florida company.  In accordance with the terms and provisions of the Asset Purchase Agreement, the Company sold certain assets to BDF including, but not limited to, a dance studio and associated lease, domain address and associated website and data base of approximately 1,100 customers. In consideration for the purchase of the Assets by BDF, BDF shall pay aggregate consideration to Plaza Ballroom members in the amount of $325,000 consisting of: (i) cash in the amount of $25,000 of  which $5,000 was a non-refundable advance; and (ii) issue in the name of Plaza Ballroom or its designee an aggregate of 1,000,000 shares of its restricted common stock at a per share price of $0.30 valued at $300,000.  In further accordance with further terms if on the date nine months (June 18, 2014) from the date of the Asset Purchase Agreement the Company members are unable to sell the 1,000,000 shares of common stock on the open market to realize an aggregate proceeds of $300,000 because the BDF’s shares of common stock dropped below a per share price of $0.30, the BDF shall further issue to Plaza Ballroom members that number of shares of common stock based upon the trading price on June 18, 2014 to resolve the difference between the $300,000 and the amount received by Plaza Ballroom members  from the sale of the original 1,000,000 shares of common stock during the nine month period. In the event Plaza Ballroom members cannot sell the new shares and the original 1,000,000 shares for $300,000, Plaza Ballroom members will notify BDF and request cash payment aggregating $300,000 due thirty days from Plaza Ballroom members request. In the event the BDF does not make the payment, the Asset Purchase Agreement will be rescinded and the business will be returned to Plaza Ballroom members and Plaza Ballroom will return the 1,000,000 shares issued to it to the BDF for cancellation.